Exhibit 99.1

VIAVID
communications simplified.

# The Coretec Group, Inc.

## Shareholder Call

## April 29, 2022

C O R P O R A T E   P A R T I C I P A N T S

Matthew Kappers, Chief Executive Officer

Victor Keen, Co-Chairman

Simon Calton, Co-Chairman

Matthew Hoffman, Chief Financial Officer

Katie Merx, Vice President, Communications

P R E S E N T A T I O N

Operator

Good morning and thank you for attending today’s Coretec Group Inc.’s Shareholder Call.

I would now like to pass the conference over to our host, Matt Kappers with Coretec. Please go ahead.

Matthew Kappers

Thanks, Selena.

Good morning and welcome to The Coretec Group’s quarterly call. I’m Matt Kappers, the Chief Executive Officer of The Coretec Group. With me are Matt Hoffman, our Chief Financial Officer, and Katie Merx, our Vice President of Communications. Joining remotely are Co-Chairmen Victor Keen and Simon Calton.

On today’s call, we will provide an update on our progress towards achieving the goals we discussed on our last call. In addition, we recently branded our battery development and it’s called Endurion (phon). We arrived at this name because it is the combination of both endurance and ion. We will be discussing Endurion in depth. Further, we will update you on CHS production, our in-house laboratory, government funding opportunities, our communications plan, and our partner projects.

Thank you to everyone who submitted questions. Quite frankly, our team is very impressed with your technical know-how. We will answer your questions as we go through the call today.

To begin the call, our Co-Chairman Victor Keen would like to say a few words.

Victor.

Victor Keen

Thank you, Matt.

Let me join Matt in welcoming you to the call. I’m really pleased to be a part of this call and to be part of The Coretec Group.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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As some of you may know because you’ve been shareholders for some period of time, I’m the longest, have the most longevity of any of the management group, going back all the way to 3DIcon before we partnered up with The Coretec Group. Lest you think we have gone beyond 3DIcon and three-dimensional display, although we have had other priorities recently with CHS and that content, you will hear more about some exciting developments about 3D, the three-dimensional display project that’s ongoing in Australia.

Let me say a word about as Matt said, you know you all submitted questions and we spent a lot of time on looking at the questions and we believe you will find that all the questions that you submitted will be responded to in the materials that you’re going to be presented this morning. Let me remind you, in the event that anybody after this call or really any time, wants to communicate with the Company on questions or concerns, there is on the website there’s an email and a phone number. If you want to weigh in with us or communicate with us, this is not the only time.

I think the one thing that I would like to emphasize before you hear the exciting developments that are going on at The Coretec Group is the strength of our management team. We have talent. We have energy and we have engagement. I would invite you, if you haven’t already done so, to look at the website and the Leadership tab and in the Governance tab you can read the bios of the people that are on the staff and the people that are on the Board. I’ve been involved in a number of companies at different levels and different areas, and I’m impressed and excited about having this team together, led by Matt Kappers as we go forward with where we are with the work we’re doing.

With that, let me turn it back to Matt Kappers.

Matthew Kappers

Thank you, Victor, and thanks for the compliments.

Victor has been very instrumental in forming our strategic plan, and his vision has been a big influence with us.

Our team at The Coretec Group are experts in engineering silicon. As we’re working on CHS, the natural progression for us is to apply our learnings to develop a battery. To be clear, we are not moving away from CHS. Quite the contrary. CHS is integral in our battery development. Lithium-ion batteries are a logical next step for our work in engineered silicon.

It is broadly recognized that silicon is the next frontier in advanced lithium-ion battery development. Tesla, for example, is developing batteries (inaudible) and last year purchased a silicon anode startup. This year, The Coretec Group applied for a full utility patent with a new method of using CHS and similar molecules to engineer around the problems others have encountered in developing silicon anodes. Our work has put us on the cutting edge of battery technology.

Before we get into specifics, it’s important to understand the standard components of a lithium-ion battery. In general, a battery is composed of a cathode, anode, separator, and electrolytes. While the industry continues to optimize all parts of lithium-ion battery for better performance, our unique contribution is the anode. Traditional anodes are composed of graphites. Studies have shown that silicon can hold 10 times the amount of lithium-ions than graphite.

Ten times, that’s a lot. That is a major improvement, and that is what we’re striving to work on. In fact, even a small additional amounts of silicon added to traditional graphite anodes shows significant increases in performance. Industry giants, including Tesla, for example, have already begun developing batteries with silicon in the anodes. Simply put, an anode with 20% silicon can create a 2x improvement in lithium capacity, which would be a big game changer for the industry.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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What makes our battery development different? Silicon by its nature is easily fractured. The challenge in using silicon in an anode is the expansion and contraction as lithium-ions are absorbed and discharged. During this process, the larger silicon particles break down. We are solving this problem by using nano sized silicon particles. The Coretec Group will use silicon-based nanoparticles, which should mitigate the kinds of swelling and pulverization issues that were common in early iterations of silicon anodes in the industry.

Additionally, the very small size of our nanoparticles allow the lithium-ions to travel faster to the necessary silicon atoms. This leads to faster charging times. Again, faster charging times. Improving faster charging times is an industry wide goal. In addition to using nanoparticles, we are also manipulating the specific nanoparticle chemistry in order to enhance the resulting solid electrolyte interphase, what we call SEI. This leads to better cycle life, a known issue with silicon anodes. As with charging times, improving cycle life is another industry goal.

On our website, thecoretecgroup.com, we’ve recently posted a video presentation by Dr. Michelle Tokarz, our Vice President of Partnerships and Innovation. She was invited to make a presentation at the two-day virtual conference titled Bridging the Gap: Advancing America’s Battery Manufacturing and Supply Chain. This conference drew more than 1,400 participants. This video on our website delivers more in-depth explanation of our battery development. The battery developments, particularly for electric vehicles, are some of the hottest topics in the news these days as nations and companies adjust their energy and propulsion policies toward lower carbon emissions and away from pure dependence on oil and gas.

We received a few questions about the timeline of our battery development and our ultimate goal. Our initial goal is to have a full working toll battery cell within nine months. However, this development process requires scientific research and experimentation, so we can’t make definitive promises, and we are working diligently towards this objective. Our biggest improvements will be improved cycling and faster charging. These two improvements could dramatically effect electric vehicles, military technologies, and other markets. Determining which of these markets to target first is difficult to predict right now. Results of the testing, costs, and battery performance will dictate which markets are best suited for us to focus our efforts.

Regarding the end game, where do we go? Once we have solid data, we will have a number of alternatives. We can partner with a battery manufacturer to commercialize our battery. We will need to work with suppliers for the various other battery components, such as cathode and electrolyte providers. Also, another alternative, we can license the technology. Many technology, automotive, and battery companies would certainly be interested in our developments. Or we can outright sell the technology. For example, Tesla bought a battery startup company called SiILion in November of last year. SiILion is developing large battery anodes using silicon particles.

We had a few questions regarding Theion (phon) and the French Alternative Energy and Atomic Commission, called CEA. First, Theion is currently focused on the cathode side of the battery and at this time is anode agnostic. Theion is using sulfur in its cathode. The sulfur fabrication process is low energy, fast, and high yielding. Hence, they are focusing on the sulfur end of the cathode currently. They have plans for silicon anodes in future generations. In our last conversation, they mentioned that they were many months away from working with silane like CHS to develop a silicon anode.

Regarding CEA, we recently received some good news. They were successfully able to grow silicon nano wires from pure CHS as a silicon source. The CEA will be sending us a preliminary report by early June. We will certainly share that information with you.

Before we move on, Simon, would you like to make some comments about Endurion, the battery industry, and what you’ve seen in the U.K. and Europe?

Simon Calton

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Yes, thank you very much.

First of all, guys, it’s a pleasure to get to speak on this call. As you know, similar to Victor from the Coretec side, I’ve been with Coretec from the beginning. The relationship we’ve built together as a team since we came together has just been a really good, good team relationship.

I think one of the hardest things, it’s a good problem to have, one of the hardest problems to have is that when you have technology like we have on our books that has so many uses and so many different marketplaces, it’s hard to focus. I think that the idea to focus on batteries with the support we have from pretty much most governments worldwide, the move from fossil fuels, and the need now for this battery technology is thus that, it means that this move into this battery seems like a sensible move and a way of being able to progress and use the expertise that we have internally to progress our technology further, rather than putting it out to other people for them to progress it.

I think that we can work our technology better, and I think that we can progress it actually, long-term and I’m always thinking about the bottom line, the profitability of the Company goes up off the back of this. I think it’s a really good step for the Company.

What I really love about it is everything else that we’re doing with CHS technology, the nanoparticles, the quantum dots, they all feed into each other. I feel that’s a really important thing. It means that every single time we make progress with one of our partners, it helps to push the progress of our battery technology because everything leads to that.

From my point of view, I think this, the Endurion side of the Company, will not only progress itself but will help to progress further by the partnerships that we have. I’m sure that Matt will be talking about those as we go on. I see some amazing things in the very, very near future coming for this Company off the back of this.

Back over to you, Matt.

Matthew Kappers

Thanks, Simon.

And to piggyback on what Simon is saying, what we’re doing with Endurion battery, CHS, they all fit hand and glove together. On top of all that, we have an amazing team of both scientists and businesspeople that are really propelling all of our projects forward.

Let’s move on to talk a little bit about CHS.

We’ve made progress in our domestic production of CHS. As we previously mentioned, we partnered with Richmond Chemical to produce CHS at scale. The goal is to not only produce CHS, but to produce it at large quantities at a reasonable cost. Our agreement with Richmond is multi phased. The first phase is to refine and streamline the process to manufacture CHS in larger quantities. Right from the start, we ran into supply chain issues, which slowed the launch of our program by several weeks. For example, they had problems sourcing diethyl ether and other fairly common chemicals. We have overcome those issues and are now in the first phase, which is refining the CHS synthesis process so it can be produced at large scale. To date, Richmond has made CHS, but not at the quantities we need.

We have regular meetings with Richmond. They share their laboratory notes and data. In addition, Dr. Michelle Tokarz has traveled to the production facility and met with the production team. Combined with our hands-on work in our laboratory, we are working collaboratively with Richmond to standardize the CHS synthesis process and manufacture CHS at scale.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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We received many questions regarding Evonik CHS orders and our focus on CHS. First of all, CHS is a pillar in The Coretec Group’s innovations. It is our work with CHS that has led us to developing a silicon anode. CHS and our silicon anode are highly integrated. With this molecule, we can harvest nanoparticles for our battery development. In addition, CHS has many other applications, including semiconductors, photonics, and LED lighting.

Evonik has produced CHS for us, and it has been sent to our partners in Europe. The challenge with the European supplier is shipping the pyrophoric material to the United States. It is both costly and time prohibitive. Therefore, we searched for and found a domestic partner, Richmond Chemical. Regarding our pending orders, as soon as our production partners can ramp up and make the large quantities of CHS, we will be shipping and fulfilling our orders.

In summary, we continue to be focused on CHS for commercialization, as well as our silicon anode. As one of our team members said, CHS is an incredible yet finicky molecule. A couple of months ago we opened our laboratory. Our offices in the lab are located in an innovation center called MIHQ. It’s an exciting place to work, because there are many other companies on the cutting edge of technology. Our wet laboratory is fully equipped with a ventilation hood, glove box, and other necessary equipment. As I previously mentioned, our lab will be used for our Endurion project in the synthesis of CHS. Having our own lab gives us the ability to innovate and develop processes to manufacture at scale.

The key to any business is to have a great team. In February, we hired Dr. Nathanael Downes, who recently graduated from the University of Michigan with a Ph.D. in Inorganic Chemistry. Dr. Stephen Maldonado was his advisor. His expertise in silicon chemistry is important in creating silicon nanoparticles in CHS production. Nathanael is a great addition to our team. Not only is he a smart man, he is very creative and fits well with our culture.

We had a few questions regarding government funding opportunities. Matt Hoffman, our CFO is highly experienced in government funding. Matt, please give us a little background on your experience and the possible opportunities.

Matthew Hoffman

Sure. Thanks, Matt.

We have received a number of questions regarding the infrastructure bill and the Company’s intentions for government funding. The passing of the infrastructure bill is an exciting development for new battery technologies, and we are closely monitoring the rollout of these funding opportunities. Our selection to participate in the conference for advancing America’s battery manufacturing and supply chain was a great first step, and Dr. Tokarz’s presentation highlighted our technology as a right fit at the right time.

In addition, late last year we really strengthened our Board of Directors with the appointment of Doug Freitag. Doug has just a tremendous wealth of experience in government contracting and has over 35 years of experience in developing, commercializing, and financing new technologies. Doug is a tremendous asset to our team as we go forward.

My personal experience in government contracting includes financial administration oversight of successful programs, totaling over $75 million. My responsibilities ranged from the full spectrum of the government contracting, including proposal and budgeting, all the way through audit closeout. The majority of my experience was with DoD contracts that ran from basic research, all the way through initial procurement of advanced energy technologies.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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As a company, we really, we strongly feel that our technology and capabilities will well position us to secure government contracts. Along with our industry resources, and Doug Freitag’s guidance, we’re going to aggressively pursue the right opportunities as they become available.

Matthew Kappers

Thanks, Matt.

In addition to what Matt’s saying, we have resources and applications out there that closely monitor any sort of governmental publications and notices about government funding. That is a 24/7 process that we’re keeping an eye on.

Secondly, one of our goals is to increase transparency with our stakeholders. We’re making great progress here at The Coretec Group, and we want everyone to know about it. Katie Merx, our Vice President of Communications recently joined our team and has had an immediate impact. Her energy and enthusiasm are contagious. She’s very much in tune with the EV and battery market.

Katie, please give us a little background on your experience, and more importantly, how we plan to communicate with everyone.

Katie Merx

Thanks, Matt. As you mentioned, EVs and battery development are firmly entrenched in the day-to-day news cycle now, as everyone knows, and auto is all EVs all the time, with EV and battery developments dominating news headlines. Just this week, a new report forecast that the EV battery market will grow by $38 billion between now and 2026, so, in four years, for a compound annual growth rate of nearly 15%.

On the same day, GM announced plans for an all-electric Corvette. Ford has already launched its Lightening electric pickup truck to great fanfare. Relative automotive newcomers Lucid and Rivian launched new EVs into the market just last year. GM and Honda are partnering to reap the benefits of scale and produce affordable EVs faster. A seemingly endless stream of new EV makers continue to pitch flags in the space, undoubtedly buoyed by government incentives directed toward EV and advanced lithium-ion development, the same that Matt Hoffman mentioned.

Tesla, which continues to gain market share, even in a growing market with more players, recently purchased a silicon anode startup after years of touting silicon as the next frontier in lithium-ion batteries. This is a big part of why it is my pleasure to work with The Coretec Group to help spread the word about the advancements we’re developing with Endurion and the vast applications that may have for creating more efficient and effective lithium-ion batteries for a variety of applications, not the least of which is electric vehicles.

I’ve worked in and with the media for more than 25 years for outlets including the Detroit Free Press and Bloomberg News. A significant portion of my reporting years were dedicated to covering the automotive industry, based out of Detroit. For the past decade, I’ve continued to work with the media, but on the other side of the fence, helping large publicly traded corporations and new startups craft messaging that best conveys their actions and accomplishments to their desired audiences, including the media.

I’m excited to work with The Coretec Group to increase awareness of our work and developments, particularly the work we’re doing with Endurion to develop a high functioning silicon anode for a prototype lithium-ion battery with faster charging, a longer life, higher energy density, and capacity for more charge/discharge cycles in its lifetime.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Communications work isn’t rocket science or nano science, but it is work. It requires time and a steady cadence of communications to build awareness of a company, its’ work, and its’ achievements. I’ll be working with the team to build relationships with battery and application industry representatives, including those in automotive, with journalists, with you, our investors and analysts, and with a broader general audience. We will do this by engaging and participating in industry events, such as conferences and webinars. In fact, we’re planning to travel to Nashville for a battery and EV conference just in a couple of weeks. Meeting with targeted business and technical news reporters to learn what they are interested in and how we can fit into their coverage. Communicating regularly with existing shareholders through regular conference calls like the one today, frequent blog posts, press releases, emails, and also through social media. In fact, we plan a particular focus on sharing our activities big and small through social media channels, including LinkedIn and YouTube. We hope you’ll follow us there, if you don’t already, as we increase our postings in the next weeks and months.

We also plan to share the ins and outs of our scientific discovery process, and some of the fun we have in the midst of it all, as we build a following on TikTok. We see this as a way to communicate with you, our existing audience, while also spreading the word about what we’re doing to new, potential audience members.

We will, of course, continue to welcome your questions, as Victor and Matt mentioned through our Investor Relations site. As a public company, we appreciate your questions and comments, as well as your understanding that we can’t always share detailed answers through one-on-one communications to comply with SEC regulations. Likewise, we need to take care to hold some strategic moves close until they are executed to maintain our standing and advantage in a highly competitive sector of the industry.

We encourage you to sign up for our regular communications and to follow us on our social channels. I look forward to working with the Company and to get out the word about the progress we’re making and success we have.

With that, I’ll turn it back to Matt Kappers.

Matthew Kappers

Thanks, Katie.

As you all can hear, Katie’s a real pro. We’re thrilled to have her on our team, and I think over the coming weeks and months you’ll see a dramatic improvement in some of our communications.

Let me speak a little bit about some of our research partners. In addition to our project with CEA that I just previously mentioned, we partnered with Eindhoven University of Technology and the University of Adelaide. The Eindhoven project is focused on the deposition rate of CHS at low temperatures.

Dr. Erik Bakkers, full professor at Eindhoven, is a world-renowned researcher in this field and is leading this project. In the beginning, Eindhoven experienced a number of equipment problems that delayed the project, but they’re back on track. The data from this research will be influential across many sectors, including semiconductors and batteries. This project is one year long, and we look forward to receiving the results later this year.

Our partnership with the University of Adelaide is focused on developing a glass for our CSpace 3D image chamber. Adelaide is making great progress, and it has been and will be a highly collaborative venture. Our partners at Adelaide are developing a number of glasses for use in our CSpace image chamber, and then they will test those glasses. The Adelaide team is composed of five scientists who are working on the project.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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They provide us with regular updates and data via Zoom meetings. We have shared with the Adelaide team the data from our previous work, which has proven to be very helpful. The Adelaide team is currently producing a variety of glasses, with V glam (phon) being the benchmark. The next step is for Adelaide to assemble lasers to test the glass qualities. Similar to Eindhoven, this research project is one year long and should wrap up by the end of the year.

As part of our strategic plan, we continue to actively pursue acquisitions and joint ventures. Since our last call, we have made great progress. Our M&A outreach has produced a solid pipeline of attractive and synergistic prospects. Our search is focused on companies in the energy storage space and complementary technologies. We are currently reviewing a few acquisition candidates that would be an excellent fit with us. At this point, we have not entered into any definitive agreements. As required by the SEC, when we execute a definitive agreement, we will file an 8-K and make an announcement. All in all, our M&A efforts are progressing nicely.

As we finish up the call, let me summarize by saying we are streamlining CHS production for scale, prepared to capitalize on government funding opportunities, improving corporate communications, and reviewing acquisition deals. Most importantly, our battery development, Endurion, is up, running, and off to a great start. Faster charging, improved cycling, and energy density are industry objectives. With our team of experts, CHS, patent protection, and in-house lab, we are striving to be the solution.

As Katie mentioned, we will execute our communications plan, and information will be forthcoming on a regular basis. Please sign up for company notifications on our website, Investor Relations site, and our social media channels. We look forward to providing you with regular updates on our scientific and business developments, and we’ll meet you back in this format on a quarterly basis. Thank you.

Operator

That concludes The Coretec Group Inc.’s Shareholder Call. Thank you for your participation. You may now disconnect your line.

Katie Merx

Thank you, Selena. Bye.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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